EXHIBIT 21.1
PRGX GLOBAL, INC.
SUBSIDIARIES
As of December 31, 2014

Company	Jurisdiction of Organization
PRGX USA, Inc.	Georgia
PRGX Asia, Inc.	Georgia
PRGX Australia, Inc.	Georgia
PRGX Belgium, Inc.	Georgia
PRGX Canada, LLC	Georgia
PRGX Commercial LLC	Georgia
PRGX Costa Rica, Inc.	Georgia
PRGX New Zealand, Inc.	Georgia
PRGX Netherlands, Inc.	Georgia
PRGX Mexico, Inc.	Georgia
PRGX France, Inc.	Georgia
PRGX Germany, Inc.	Georgia
PRGX Acquisition Corp.	Georgia
PRGX Switzerland, Inc.	Georgia
PRGX Italy, Inc.	Georgia
PRGX Spain, Inc.	Georgia
PRGX Portugal, Inc.	Georgia
PRG International, Inc.	Georgia
PRG USA, Inc.	Georgia
PRGX Scandinavia, Inc.	Georgia
PRGX Holdings, Inc.	Georgia
PRGX Puerto Rico, Inc.	Georgia
PRGX Chile, Inc.	Georgia
PRGX Europe, Inc.	Georgia
PRGX Brasil, LLC	Georgia
PRGX India Private Limited	India
PRGX Holdings Mexico, S de RL de CV	Mexico
PRGX Servicios Mexico S de RL de CV	Mexico
PRGX de Mexico S de RL de CV	Mexico
PRGX Argentina S.A.	Argentina
PRGX Brasil Ltda.	Brazil
PRGX International PTE Limited	Singapore
PRG-Schultz Suzhou' Co Ltd.	China
PRGX Shanghai Company Limited	China
PRGX CR s.r.o.	Czech Republic
PRGFS, Inc.	Delaware
PRGX Texas, Inc.	Texas
Meridian Corporation Limited	Jersey (Channel Islands)
PRGX UK Holdings Ltd	United Kingdom
PRGX UK Ltd	United Kingdom
Etesius Limited	United Kingdom
PRGX Canada Corp.	Canada
PRGX Deutschland GmbH	Germany
PRGX Nederland B.V.	Netherlands
PRGX Colombia Ltda.	Columbia
PRGX Svenska AB	Sweden
PRG-Schultz Venezuela S. R. L.	Venezuela
PRGX Polska Sp. z o.o.	Poland
PRGDS, LLC	Georgia
PRGTS, LLC	Georgia